AMENDMENT NO. 1
TO
PROMISSORY NOTES

AMENDMENT NO. 1, (the "***Amendment***") dated as of April 24, 2007, by and among Eyetel Imaging, Inc., a Delaware corporation (the "***Payor***"), and the other parties hereto, amending each of the Promissory Notes issued as part of a series of similar notes (collectively, the "***Notes***") pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated as of December 28, 2006, by and among the Company and the persons and entities named on the Schedule of Purchasers attached thereto as amended from time to time (the "***Purchase Agreement***"). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Notes.

WHEREAS, the Company and the undersigned, being the Majority Holders, desire that the Notes be amended to provide that the Notes are automatically converted into shares of Common Stock upon the occurrence of an Initial Offering.

NOW, THEREFORE in consideration of the foregoing and the promises and covenants contained herein, the undersigned hereby agrees as follows:

1. **Amendment of Section 5.** Section 5 of each of the Notes is hereby deleted and restated in its entirety to read as follows:

"5. Conversion.

(a) Mandatory Conversion Upon Qualified Financing. In the event that, prior to the Maturity Date, the Company closes a financing that is or is deemed a Qualified Financing (as defined in the Agreement), then at the Closing of the Qualified Financing this Note and all other Notes shall convert into that number and series of fully paid and non-assessable shares of such preferred stock issued by the Company (the "**Financing Securities**") in the Qualified Financing, determined by dividing the total principal outstanding under this Note, together with all accrued but unpaid interest thereon, by the lowest price paid per share for Financing Securities (subject to adjustment for stock dividends, stock splits or other similar recapitalizations of the Company's common stock) in such Qualified Financing. The Financing Securities issued pursuant to this Section 5 shall be entitled to rights and benefits equivalent to those granted to other purchasers of the Financing Securities and it shall be a condition to such conversion that the holders of the Notes shall be provided with all of the same rights, privileges, preferences and obligations as provided to investors in such Qualified Financing.

(b) Mandatory Conversion Upon Initial Offering. In the event an initial public offering of securities of the Company registered under the Securities Act (an "***Initial Offering***") occurs prior to the Maturity Date, a Qualified Financing or a Liquidity Event, then this Note, including any accrued but unpaid interest thereon shall convert into that number and series of fully paid and non-assessable shares of Common Stock of the Company at a price equal to the lesser of (i) a fraction, the numerator of which is $1.394 per share (as adjusted for stock splits, stock dividends, subdivisions, combinations or consolidations of the shares of Series B Preferred Stock occurring after June 27, 2005), and the denominator of which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible immediately

prior to the occurrence of such Initial Offering and (ii) the price paid by the public in the Initial Offering for the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible immediately prior to the occurrence of such Initial Offering.

(c) Optional Conversion at Maturity Date. If the Company does not complete a Qualified Financing or another equity financing that results in the conversion of this Note prior to the Maturity Date, then this Note, including any accrued but unpaid interest thereon, will be convertible, at the option of the Holder, into Series B Preferred Stock of the Company on the Maturity Date at the price of $1.394 per share (as adjusted for stock splits, stock dividends, subdivisions, combinations or consolidations of the shares of Series B Preferred Stock occurring after June 27, 2005), subject to the same rights, preferences, privileges and obligations attached to shares of Series B Preferred Stock outstanding at the time of such conversion.

(d) Conversion Procedure.

(i) Upon any conversion pursuant to Section 5(a), 5(b) or 5(c), or upon any conversion or redemption pursuant to Section 6, the Company shall take all measures necessary or appropriate to permit such conversion or redemption to occur as promptly as practicable and otherwise comply with all of its obligations hereunder, including, but not limited to, (A) calling a special meeting of the Board of Directors and/or stockholders of the Company to authorize an amendment to the Company's Certificate of Incorporation authorizing the applicable class or series of Company capital stock issuable upon conversion of the Note and, if necessary, the additional capital stock issuable upon conversion of the aforementioned capital stock, (B) filing such amendment with the Secretary of State of the State of Delaware, and (C) taking any other action necessary or appropriate to consummate the transactions contemplated hereby and to permit the conversion to occur as promptly as practicable. If at any time the number of authorized but unissued shares of Company capital stock are insufficient to permit the conversions contemplated by this Section 5 or Section 6, the Company shall take such actions as may be necessary to increase the Company's authorized, unreserved and unissued shares of the applicable class or series of capital stock to such number of shares as shall be sufficient for such conversion. Upon delivery, all shares issued pursuant to this Section 5 or Section 6 shall be duly and validly issued, fully paid and non-assessable.

(ii) No fractional shares or interest of capital stock of the Company, or scrip representing fractional shares or interests, shall be issued upon conversion of the Note pursuant to this Section 5 or Section 6. Any principal amount and accrued but unpaid interest not converted into the capital stock because of the restrictions of the preceding sentence shall be paid by the Company to Holder in immediately available funds on the date of the conversion. If this Note is converted into capital stock of the Company, this Note shall be treated by the Company as surrendered for cancellation and exchanged into such capital stock and this Note will be deemed, for all purposes, to be canceled on the books of the Company and the obligation represented by this Note so terminated. The Company shall, as soon as practicable after receipt of this Note marked cancelled, issue and deliver to the Holder at its designated address a certificate or certificates for the number of shares of capital stock to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and Federal securities laws in the opinion of counsel to the Company), together with immediately available funds payable to Holder for any cash amounts payable as described in this clause (ii)."

2. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York as such laws are applied to agreements among New York residents entered into and performed entirely within the State of New York, without reference to the conflict of laws provisions thereof.

3. Entire Agreement. Each of the Notes, as amended hereby, constitutes the full and entire understanding among the parties regarding the subject matter herein and therein.

4. Amendment Limited. In all other respects, the Notes is hereby ratified, confirmed and approved, and all terms thereof shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

6. Headings. Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above.

COMPANY:

EYETEL IMAGING, INC.

By: ______________________
Name: John Garbarino
Title: Chief Executive Officer

MAJORITY HOLDERS

BAIN CAPITAL VENTURE FUND 2001, LP
By: Bain Capital Venture Partners, LP
its general partner

By: Bain Capital Venture Investors, LLC
its general partner

By: ______________________
Name: Chris Namary
Title: Authorized Person

BCIP ASSOCIATES III, LLC
By: BCIP Associates III,
its sole member and manager

BCIP ASSOCIATES III-B, LLC
By: BCIP Associates III-B,
its sole member and manager

By: Bain Capital Investors, LLC
their Managing Partner

By: ______________________
Name: Title: Authorized Person

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By: ______________________
Name: ______________________
Title: Managing Director

RGIP, LLC

By: ______________________
Name: R. Bradford Malt
Title: Managing Member

RADIUS VENTURE PARTNERS II, L.P.

By: Radius Venture Partners II, LLC
its General Partner

By: ______________________
Name: Daniel Lubin
Title: Managing Partner

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above.

COMPANY:

EYETEL IMAGING, INC.

By:______________________________

Name: John Garbarino

Title: Chief Executive Officer

MAJORITY HOLDERS

BAIN CAPITAL VENTURE FUND 2001, LP

By: Bain Capital Venture Partners, LP
its general partner

By: Bain Capital Venture Investors, LLC
its general partner

By: ______________________________

Name:

Title: Authorized Person

BCIP ASSOCIATES III, LLC

By: BCIP Associates III,
its sole member and manager

BCIP ASSOCIATES III-B, LLC

By: BCIP Associates III-B,
its sole member and manager

By: Bain Capital Investors, LLC
their Managing Partner

By: ______________________________

Name: Title: Authorized Person

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By: [signature]

Name: Ted Pappendick

Title: Managing Director

RGIP, LLC

By:______________________________

Name: R. Bradford Malt

Title: Managing Member

SIGNATURE PAGE TO AMENDMENT NO. 1 EYETEL, INC.
PROMISSORY NOTES

323385 v1/RE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above.

COMPANY:

EYETEL IMAGING, INC.

By:_______________________
Name: John Garbarino
Title: Chief Executive Officer

MAJORITY HOLDERS

BAIN CAPITAL VENTURE FUND 2001, LP
By: Bain Capital Venture Partners, LP
its general partner

By: Bain Capital Venture Investors, LLC
its general partner

By: _______________________
Name:
Title: Authorized Person

BCIP ASSOCIATES III, LLC
By: BCIP Associates III,
its sole member and manager

BCIP ASSOCIATES III-B, LLC
By: BCIP Associates III-B,
its sole member and manager

By: Bain Capital Investors, LLC
their Managing Partner

By: _______________________
Name: Title: Authorized Person

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:_______________________
Name: _______________________
Title: Managing Director

RGIP, LLC

By:_______________________
Name: Alfred [illegible]. Rose
Title: Managing Member